Exhibit 5.1

John H. Sellers

T: +1 650 843 5070

jsellers@cooley.com

August 14, 2014

Enphase Energy, Inc.

1420 N. McDowell Blvd.

Petaluma, CA 94954

Ladies and Gentlemen:

We have acted as counsel to Enphase Energy, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the sale by certain selling stockholders (the “Selling Stockholders”) of the Company, of up to 3,216,540 shares of the Company’s common stock, par value $0.00001 (the “Selling Stockholder Shares”), pursuant to a Registration Statement (No. 333-195694) on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on May 5, 2014, and the prospectus dated May 16, 2014 as filed with the Commission on May 5, 2014 (the “Base Prospectus”), and the prospectus supplement dated August 13, 2014 relating to the Selling Stockholder Shares, filed or to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). All of the Selling Stockholder Shares are to be sold by the Selling Stockholders as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement pursuant to that certain Underwriting Agreement, dated August 14, 2014, by and among the Company, the Selling Stockholders and Needham & Co., as the representatives of the several underwriters named therein.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Company’s Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws, in each case as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion herein is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Selling Stockholder Shares have been validly issued and are fully paid and non-assessable.

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

August 14, 2014

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ John H. Sellers
John H. Sellers

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM